UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2018
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

On December 6, 2018, Lam Research Corporation (the “Company”) filed a Form 8-K (the “Original Filing”) under Items 5.02, 7.01 and 9.01.  This Amendment No. 1 (“Amendment”) to Form 8-K is filed solely to amend Item 5.02. This Amendment speaks as of the filing date of the Original Filing and corrects a disclosure contained in the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The formula set forth in the fourth sentence of the third paragraph of the Original Filing was incorrect.  Accordingly, that sentence is corrected to read:  “The number of shares covered by each stock option, which will expire seven years from the grant date, shall be determined by dividing 50% of the above nominal value of the equity award by the average closing price of the Company’s common stock for the 30 trading days prior to the grant date, multiplying the result by approximately 4.2 and rounding down to the nearest whole share, which yields 71,430 shares.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 10, 2018

LAM RESEARCH CORPORATION
By:	/s/Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President and Chief Financial Officer